As filed with the Securities and Exchange Commission on April 23, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

E. I. DU PONT DE NEMOURS AND COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1007 MARKET STREET WILMINGTON, DELAWARE 19898	51-0014090
(State or other jurisdiction of incorporation or organization)	(Address of principal executive offices)	(I.R.S. Employer identification no.)

DUPONT 401(K) AND PROFIT SHARING PLAN

(Full title of the plans)

NICHOLAS C. FANANDAKIS

EXECUTIVE VICE PRESIDENT—DUPONT FINANCE

E. I. DU PONT DE NEMOURS AND COMPANY

1007 MARKET STREET

WILMINGTON, DELAWARE 19898

(Name and address of agent for service)

(302) 774-1000

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock $.30 par value	50,000	$66.56	$3,328,000	$428.65

(1) E. I. du Pont de Nemours and Company (“DuPont” or “Registrant”) is filing this Registration Statement on Form S-8 to register the offering of shares of DuPont Common Stock, par value $0.30 per share, under the DuPont 401(K) and Profit Sharing Plan (the “Plan”). This Registration Statement shall also cover any additional shares which become issuable under the Plan by reason of any stock dividend, stock split, capitalization of reserves and premiums or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of DuPont and an indeterminate amount of interests to be offered or sold pursuant to the Plan. The shares issued under the Plan may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Registrant in the open market, private transactions or otherwise.

(2) Estimated pursuant to Rule 457(c) and Rule 457(h) of the Securities Act of 1933, as amended, solely for the purposes of calculating the registration fee, based on the average of the high and low prices of the Registrant’s common shares as reported on The New York Stock Exchange on April 15, 2014.

(3) Calculated pursuant to Section 6(b) of the Securities Act by multiplying the Proposed Maximum Aggregate Offering Price by .0001288.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.                         Plan Information

Not required to be filed with this Registration Statement.

Item 2.                         Registrant Information and Employee Plan Annual Information

Not required to be filed with this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                         Incorporation of Certain Documents by Reference

The documents listed below, previously filed with the Securities and Exchange Commission, are incorporated by reference into this Registration Statement:

•                  our annual report on Form 10-K for the year ended December 31, 2013 (the “2013 Form 10-K”), filed with the SEC on February 5, 2014;

•                  those portions of our definitive proxy statement for the annual meeting of stockholders to be held on April 23, 2014 that are incorporated by reference into the 2013 Form 10-K, filed with the SEC on March 14, 2014;

•                  our quarterly report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the SEC on April 22, 2014; and

•                  the description of our common stock contained in our Registration Statement filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report updating such description.

All documents subsequently filed by DuPont pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

You may request a copy of these filings (other than an exhibit to these filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

DuPont Company

1007 Market Street

Wilmington, Delaware 19898

Attention: Treasury

Telephone: (302) 774-1000

Item 4.                        Description of DuPont Common Stock

Not applicable.

Item 5.                       Interests of Named Experts and Counsel

The validity of the issue of DuPont Common Stock offered hereby has been passed on by Thomas L. Sager, Esq., Senior Vice President and General Counsel of DuPont. Mr. Sager beneficially owned, as of April 15, 2014,

56,556 shares of DuPont Common Stock, including 9,690 shares of which he has the right to acquire beneficial ownership within 60 days under DuPont’s compensation plans.

Item 6.                      Indemnification of Directors and Officers

Under provisions of our bylaws, each person who is or was one of our directors or officers shall be indemnified by us as of right to the full extent permitted or authorized by the Delaware General Corporation Law (“DGCL”).

Under the DGCL, to the extent that a person is successful on the merits in defense of a suit or proceeding brought against him because he is or was one of our directors or officers, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with such action.

If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, that person shall be indemnified against both (1) expenses, including attorneys’ fees, and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

If unsuccessful in defense of a suit brought by or in our right, or if such suit is settled, that person shall be indemnified only against expenses, including attorneys’ fees, incurred in the defense or settlement of the suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, our best interests except that if he is adjudged to be liable for negligence or misconduct in the performance of his duty to us, he cannot be made whole even for expenses unless the court determines that he is fairly and reasonably entitled to indemnity for such expenses.

Under our bylaws, the right to indemnification includes the right to be paid by us the expenses incurred in defending any action, suit or proceeding in advance of its final disposition, subject to the receipt by us of undertakings as may be legally defined. In any action by an indemnitee to enforce a right to indemnification or by us to recover advances made, the burden of proving that the indemnitee is not entitled to be indemnified is placed on us.

We maintain liability insurance policies covering our directors and officers to provide protection where we cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based on an alleged breach of fiduciary duty or other wrongful act and directors’ and officers’ liability insurance for our directors and officers.

In connection with an offering of the securities registered hereunder, we may enter into an underwriting agreement which may provide that the underwriters are obligated, under certain circumstances, to indemnify our directors, officers and controlling persons against certain liabilities, including liabilities under the Securities Act.

Item 7.                     Exemption for Registration Claimed

Not applicable.

Item 8.                     Exhibits

Exhibit Number	Description
3.1	DuPont’s Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.2	DuPont’s Bylaws, (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013).

4.1

DuPont 401(K) and Profit Sharing Plan (formerly known as the DuPont 401(K) and Profit Sharing Plan for DuPont Holographics, Inc., Polar Vision, Inc., and DuPont Displays, Inc.) (incorporated by reference to Exhibit 4(b) to the Company’s Registration Statement Form S-8 (file no.: 333-105224)).

5.1	Opinion of Thomas L. Sager.

5.2	ERISA Qualification Undertaking.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Thomas L. Sager (included in Exhibit 5).

24	Powers of Attorney (included on the signature page of the registration statement).

Item 9.                     S-K Item 512 Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement.

(i)  To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i) and (a)(l)(ii) do not apply if the registration statement and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Wilmington, State of Delaware, on April 23, 2014.

E. I. DU PONT DE NEMOURS AND COMPANY

By:	/s/ Nicholas C. Fanandakis
Nicholas C. Fanandakis
Executive Vice President—DuPont Finance
and Chief Financial Officer

Each person whose signature appears below constitutes and appoints each of Thomas L. Sager and Nicholas C. Fanandakis and each or any of them (with full power to act alone) as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

/s/ ELLEN J. KULLMAN	Chair of the Board and Chief Executive Officer	April 23, 2014
Ellen J. Kullman	(Principal Executive Officer)

/s/ NICHOLAS C. FANANDAKIS	Executive Vice President and Chief Financial Officer	April 23, 2014
Nicholas C. Fanandakis	(Principal Financial and Accounting Officer)

/s/ L. Andreotti	Director	April 23, 2014
L. Andreotti

/s/ R. H. Brown	Director	April 23, 2014
R. H. Brown

/s/ R. A. Brown	Director	April 23, 2014
R. A. Brown

/s/ B. P. Collomb	Director	April 23, 2014
B. P. Collomb

/s/ C. J. Crawford	Director	April 23, 2014
C. J. Crawford

/s/ A. M. Cutler	Director	April 23, 2014
A. M. Cutler

/s/ E. I. du Pont, II	Director	April 23, 2014
E. I. du Pont, II

/s/ M. A. Hewson	Director	April 23, 2014
M. A. Hewson

/s/ L. D. Juliber	Director	April 23, 2014
L. D. Juliber

/s/ L. M. Thomas	Director	April 23, 2014
L. M. Thomas

/s/ P. J. Ward	Director	April 23, 2014
P. J. Ward

Pursuant to the requirement of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on April 23, 2014.

DuPont 401(k) and Profit Sharing Plan

By:	/s/ Mary D. Dineen

Mary D. Dineen
Chair, DuPont 401(k) and Profit Sharing Plan
Administrative Committee

 INDEX TO EXHIBITS

Exhibit Number	Description
3.1	DuPont’s Restated Certificate of Incorporation, (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2012).

3.2	DuPont’s Bylaws, (incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2013).

4.1

DuPont 401(K) and Profit Sharing Plan (formerly known as the DuPont 401(K) and Profit Sharing Plan for DuPont Holographics, Inc., Polar Vision, Inc., and DuPont Displays, Inc.) (incorporated by reference to Exhibit 4(b) to the Company’s Registration Statement Form S-8 (file no.: 333-105224)).

5.1	Opinion of Thomas L. Sager.

5.2	ERISA Qualification Undertaking.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Thomas L. Sager (included in Exhibit 5).

24	Powers of Attorney (included on the signature page of the registration statement).